UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2011
Tamir Biotechnology, Inc.
(Exact name of registrant as specified in its charter)

0-11088
(Commission File Number)

Delaware	22-2369085
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

11 Deer Park Drive, Suite 204, Princeton Corporate Plaza, Monmouth Junction, NJ 08852
(Address of principal executive offices, with zip code)

(732) 823-1003
(Registrant's telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material and Definitive Agreement

Entry into a Memorandum of Understanding

 On November 23, 2011, Tamir Biotechnology, Inc (formerly Alfacell Corporation) hereafter (Tamir) entered into a Memorandum of Understanding (MOU), with US Pharmacia hereafter (USPI and/or affiliates), pursuant to which USPI, will be granted the exclusive marketing , sales, and distribution rights of ONCONASE® for use in Human Papillioma Virus (HPV) in the European Territory upon completion of full License payment . Territory includes Western and Eastern Europe. USPI shall pay Tamir the sum of $1,000,000.00 (one million dollars) in installments provided Tamir achieves certain milestones. Under the MOU, on December 12, 2011, Tamir received an initial payment of $405,000.00 (four hundred five thousand dollars) and Tamir shall provide USPI with Proof of Concept (POC) demonstrating successful formulation drug formulation of ONCONASE® which will be used to treat genital and skin warts caused by the HPV.  and in vivo penetration of Onconase into the skin . Tamir shall provide this POC by March 31, 2011. If successful, USPI shall pay Tamir balance of $595,000.00 in installments once other pre-clinical milestones have been met.

The terms of the License Agreement shall be agreed upon by the parties as outlined in the MOU. Tamir will also be entitled to receive milestone payments based on the achievement of certain regulatory approvals and certain sales goals. In addition, Tamir will receive a royalty on net sales as well as a transfer price for product sold by Tamir to USPI.

Tamir will be responsible for making regulatory filings with and seeking marketing approval of ONCONASE® in the Territory and manufacturing and supplying ONCONASE® to USPI. USPI will be responsible for all commercial activities and related costs in the Territory.

Memorandum of Understanding
on
Co-operation between
Tamir Biotechnology Inc
and
US Pharmacia International, Inc.

November 23, 2011

By this Memorandum of Understanding (MOU), Tamir Biotechnology, Inc, (Tamir) having its principle place of business at 11 Deer Park Drive, Suite 204, Monmouth Junction, New Jersey 08852, and US Pharmacia International, Inc, (USPI and/or affiliates), having its principle place of business at 966 Hungeford DR, Suite 3B, Rockville, MD 20850; enter into a Strategic License Partnership, which reflects an enhanced relationship between the two organizations. Together, Tamir and USPI shall be referred to as the “Parties.”

It is the intention of the parties to enter into good faith negotiations and consummate a License Agreement in the Field, in the Territory and will be described as drug formulation of Tamir’s proprietary drug Onconase/Ranprinase for treatment of patients diagnosed with Human Papillioma Virus (HPV). The terms of the MOU lay down the foundation for a definitive License Agreement that the parties shall negotiate and sign within sixty (60) days after receipt of initial payment towards the License.  The License fee shall be for $1,000,000.00 (One Million  Dollars). Tamir will manufacture under GMP conditions, drug formulation of ONCONASE® which will be used to treat genital and skin warts caused by the HPV. USPI shall have the exclusive rights to sell, distribute, and market the product in the Field, in the Territory.

The following sections will describe critical areas that will be the foundation for a future License Agreement between the parties.

Introduction

Tamir is developing and has obtained patent rights to certain Drug Technology (as defined below). USPI desires to license from Tamir the right to develop, market, use, and sell certain drug formulations which are applied to humans through the use of the Drug Technology. In consideration of the mutual covenants and promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, USPI and Tamir agree as follows:

(Continued on following page)

Definitions

As will be used in negotiated License Agreement, the following terms, whether used in the singular or plural, will have the following meanings:

"Drug Technology" means any technology owned or licensable by Tamir which relates to the topical application of Onconase whether by passive or physical enhancement.

"Tamir Patent Rights" means all patents and patent applications (which for all purposes of this License Agreement shall be deemed to include certificates of invention, applications for certificates of invention, and utility models)covering or relating to the Drug Technology, including any substitutions, extensions, reissues, reexaminations, renewals, divisions, continuations, or continuations-in-part, which Tamir owns or controls, and under which Tamir has the right to grant sublicenses to USPI, as of the date of this License Agreement and thereafter including, but not limited to, U.S. Patent No. 1. All current patents and patent applications shall be listed in Schedule A.

"Tamir Technology Rights" means all technical information owned or possessed by Tamir as of the date of the License Agreement and thereafter, whether patentable or otherwise, relating to the Drug Technology, which information is necessary or useful for USPI and its sub licensees to sell Licensed Products hereunder.

"Confidential Information" means all materials, trade secrets, or other information, including, without limitation, proprietary information and materials (whether or not patentable) regarding a Party's technology, products, business information, or objectives, which is designated as confidential in writing by the disclosing Party, whether by letter or by the use of an appropriate stamp or legend, prior to or at the time any such material, trade secret, or other information is disclosed by the disclosing Party to the other Party. Notwithstanding the foregoing to the contrary, materials, trade secrets, or other information which is orally or visually disclosed by a Party, or is disclosed in writing without an appropriate letter, stamp, or legend, shall constitute Confidential Information if the disclosing Party, within thirty (30) days after such disclosure, delivers to the other Party a written document or documents describing the materials, trade secrets, or other information and referencing the place and date of such oral, visual, or written disclosure and the names of the persons to whom such disclosure was made.

"Field" means the human topical delivery of Onconase formulations for the Human Papillioma Virus (HPV) indication, to include human topical delivery to the skin warts, genital warts and vaginal warts.

"Licensed Products" means a product which, or the manufacture, use, or sale of which, is covered by a Valid Claim of any of Tamir’s Patent Rights in the country where the product is manufactured, used or sold and/or embodies any Tamir Rights.

"Net Sales" shall mean the gross amount actually received by USPI on sales of Licensed Products, less: (a) credits or allowances, if any, actually granted; (b) discounts actually allowed; (c) freight, postage, and insurance charges and additional special packaging charges; and (d) customs duties, and excises, sales, taxes, duties or other taxed imposed upon and paid with respect to such sales (excluding what is commonly known as income taxes). In the case of any Licensed Products supplied to USPI by Tamir, "Net Sales" shall mean the amount as defined in the preceding sentence, less the amount paid by USPI to Tamir for Tamir to supply the Licensed Products.

"Party" means USPI or Tamir; "Parties" means USPI and Tamir

"Valid Claim" means a claim of any unexpired United States or foreign patent or patent application which shall not have been withdrawn, canceled, or disclaimed, nor held invalid by a court of competent jurisdiction in an unappealed or unappealable decision.

 License

 License. Subject to the payment of the royalties and milestone payments as will be negotiated and the fulfillment of the other terms and conditions of the License Agreement, Tamir shall agree to grants to USPI an exclusive license, in the Field, in the Territory (Europe) under all of Tamir’s Patent Rights and Tamir’s Technology Rights.

 Assistance. Tamir shall provide USPI with all information related to the Tamir’s Patent Rights and Tamir’s Technology Rights as may be known or possessed by Tamir and as may be reasonably necessary for USPI to exploit the licenses granted in Section 2.1., including any materials related to the acquisition of any government approvals for the Licensed Products. Tamir shall provide USPI with reasonable technical assistance in connection with such transfer of the information related to the Tamir’s Patent Rights and Tamir’s Technology Rights.

License Fees and Royalties

Royalties.

USPI shall pay to Tamir, during the applicable term, a royalty TBD by the parties on all Net Sales by USPI of Licensed Products covered by a Valid Claim of a patent or patent application of Tamir’s Patent Rights.

The obligation of USPI to pay royalties on sales of Licensed Products covered by a Valid Claim of a patent of Tamir’s Patent Rights shall terminate on a country-by-country basis concurrently with the expiration or termination of the applicable Valid Claim under the Tamir’s Patent Rights in the country in which the product is manufactured, used, or sold. The obligation of USPI to pay royalties on sales of Licensed Products covered by a Valid Claim of a patent application of the Tamir’s Patent Rights shall terminate on a country-by-country basis concurrently with the withdrawal, cancellation, or disclaiming of the applicable Valid Claim under Tamir’s Patent Rights in the country in which the product is manufactured, used, or sold.

Upon the expiration of the royalty obligations and in accordance with all or any portion of the Tamir’s Patent Rights, the licenses granted shall become, with respect to such Tamir’s Patent Rights and Tamir’s Technology Rights, or portion thereof, fully paid.

Sublicense Fees. USPI shall pay to Tamir a negotiated percent of all royalties and sublicense fees paid to USPI on account of sublicenses under the Tamir’s Patent Rights and Tamir’s Technology Rights less all appropriate expenses (including attorneys' fees) associated with such sublicenses incurred by USPI. However, if Tamir supplies Licensed Products to sub licensees of USPI pursuant to such sublicenses, Tamir shall supply such Licensed Products at a fixed cost TBD.

Representations, Warranties, and Covenants

Representations and Warranties of Tamir.

Tamir hereby represents and warrants that: (i) Tamir has the authority to grant to USPI all of the rights granted hereunder; (ii) Tamir owns or controls all rights to the Tamir Patent Rights and the Tamir Technology Rights; and (iii) Tamir is unaware of any rights superior to Tamir’s in the Drug Technology which would prevent USPI from fully exercising the rights licensed to it herein.

Covenant of USPI.

USPI hereby covenants and agrees to use reasonable efforts to develop, and obtain all necessary regulatory approvals for, and commercialize certain formulations which can be delivered to humans through Licensed Products. In the event that USPI breaches its obligations, USPI shall not be liable for any damages or other compensation as a result thereof, and Tamir’s sole and exclusive remedy shall be the termination of the License Agreement.

Intellectual Property Rights

Ownership.

Tamir shall own the entire right, title, and interest in and to all Tamir’s Patent Rights and Tamir’s Technology Rights.

Right of Tamir to Prosecute Applications.

Tamir agrees that during the term of the License Agreement, Tamir shall provide USPI with copies of all substantive communications to and from patent office’s regarding applications or patents relating to the Drug Technology promptly after the receipt thereof. Copies of proposed substantive communications to such patent office’s shall be provided to USPI in sufficient time before the due date in order to enable Tamir an opportunity to comment on the content thereof. Tamir shall use reasonable efforts to incorporate USPI’s comments into any substantive communications. Tamir shall timely notify USPI (but in no event less than 30 days prior to the expiration of any priority rights period) if it intends not to seek patent protection on the Drug Technology in any country, and USPI shall have the right, at its expense and in Tamir’s name, to file, prosecute, maintain, and enforce in such country patents relating to the Drug Technology.

Assistance.

Tamir shall provide to USPI or USPI’s authorized attorneys, agents, or representative’s reasonable assistance as necessary for USPI to exploit its right under Section 5.2 to file, prosecute, maintain and enforce patent applications and patents. Tamir shall use its best efforts to have signed all legal documents necessary to file, prosecute, maintain, and enforce patent applications or patents at no charge to USPI.

Infringement:

(a) Each Party shall promptly report in writing to each other Party during the term of any: (i) known infringement or suspected infringement of any of Tamir’s Patent Rights in the Field; or (ii) unauthorized use or misappropriation of the Tamir’s Technology Rights in the Field by a third party of which it becomes aware, and shall provide each other Party with all available evidence supporting said infringement, suspected infringement or unauthorized use or misappropriation. Within 30 days after Tamir becomes, or is made, aware of any of the foregoing, it shall decide whether or not to initiate an infringement or other appropriate suit and shall advise USPI of its decision in writing. The inability of Tamir to decide on a course of action within such 30 day period shall for all .purposes be deemed a decision not to initiate an infringement or other appropriate suit.

(b) Within sixty (60) days after Tamir becomes, or is made, aware of any infringement, suspected infringement or unauthorized use or misappropriation by a third party in the Field, as provided in paragraph (a) above, and provided that Tamir shall have advised USPI of its decision to file suit within the 30 day period provided in paragraph (a) above, Tamir shall have the right to initiate an infringement or other appropriate suit anywhere in the world against such third party. Tamir shall provide USPI with an opportunity to make suggestions and comments regarding such suit and shall promptly notify USPI of the commencement of such suit. Tamir shall keep USPI promptly informed of, and shall from time to time consult with USPI regarding, the status of any such suit and shall provide USPI with copies of all documents filed in, and all written communications relating to, such suit.

(c) Tamir shall select counsel for any suit referred to in paragraph (b) above who shall be reasonably acceptable to USPI. Tamir shall, except as provided below, pay all expenses of the suit, including, without limitation, attorneys' fees and court costs. USPI, in its sole discretion, may elect, within 60 days after the receipt by USPI from Tamir of notice of the commencement of such litigation, to contribute to the costs incurred by Tamir in connection with such litigation in an amount not to exceed 50 percent of such costs. Any damages, settlement fees or other consideration for past infringement received as a result of such litigation shall be shared by Tamir and USPI pro rata based on their respective sharing of the costs of such litigation. If necessary USPI shall join as a party to the suit but shall be under no obligation to participate except to the extent that such participation is required as the result of being a named party to the suit. USPI shall have the right to participate and be represented in any suit by its own counsel at its own expense. Tamir shall not settle any such suit involving rights of USPI without obtaining the prior written consent of USPI, which consent shall not be unreasonably withheld.

(d) In the event that Tamir does not inform USPI of its intent to initiate an infringement or other appropriate suit within the 30-day period provided in paragraph (a) above, or does not initiate such an infringement other appropriate action within the 60-day period provided in paragraph (b) above, USPI shall have the right, at its expense, to initiate an infringement or other appropriate suit. In exercising its rights pursuant to this paragraph (d), USPI shall have the sole and exclusive right to select counsel and shall pay all expenses of the suit including without limitation attorneys' fees and court costs. If necessary, Tamir shall join as a party to the suit and shall participate only to the extent that such participation is required as a result of its being a named party to the suit or being the holder of any patent at issue or being the owner of any Tamir Technology Rights at issue. At USPI’s request, Tamir shall offer reasonable assistance to USPI in connection therewith at no charge to USPI except for reimbursement of reasonable out-of-pocket expenses incurred in rendering such assistance. Without limiting the generality of the preceding sentence, USPI shall cooperate fully in order to enable USPI to institute any action hereunder. Tamir shall have the right to be represented in any such suit by its own counsel at its own expense.

Claimed Infringement:

(a) In the event that a third party at any time provides written notice of a claim to, or brings an action, suit or proceeding against, any Party or any of their respective affiliates or sub licensees, claiming infringement of its patent rights or copyrights or unauthorized use or misappropriation of its technology, based upon an assertion or claim arising out of the development, manufacture, use or sale of Licensed Products, such Party shall promptly notify each other Party of the claim or the commencement of such action, suit or proceeding, enclosing a copy of the claim and/or all papers served. At the request of USPI, Tamir shall provide to USPI advice regarding the technical merits of any such claim.

(b) Tamir shall defend USPI at Tamir’s cost and expense, and will indemnify and hold harmless USPI, from and against any and all claims, losses, costs, damages, fees and expenses arising out of or in connection with the infringement or alleged infringement by a Licensed Product of any United States or foreign patent, copyright, trade secret or other intellectual property right of any third party and any settlements relating thereto, provided that Tamir shall have sole control and authority with respect to the defense or settlement of any such claim or action and USPI shall cooperate fully with Tamir in the defense or settlement of any such claim or action. In the event that any Licensed Product becomes, or in Tamir’s opinion is likely to become, the subject of a claim of infringement of any United States or foreign patent, copyright, trade secret or other intellectual property right of any third party, Tamir may at its option either secure for USPI the right to continue using the Licensed Product, replace or modify the Licensed Product to make it non-infringing without impairment of function or if neither of the foregoing alternatives is reasonably available to Tamir, terminate USPI’s rights and licenses to the Licensed Product under this Agreement and refund to USPI all amounts paid by USPI to Tamir depreciated on a five year straight line basis.

(c) The provisions of Section (b) notwithstanding, Tamir shall not have any liability under Section (b) to the extent that any infringement or claim results from: (i) use of the Licensed Product in combination with some other product or pharmaceutical formulation not supplied by Tamir where the Licensed Product itself would not be infringing; or (ii) modifications of the Licensed Product where the Licensed Product, if not modified by or for USPI, would not be infringing.

(d) Except as otherwise provided in this paragraph (d), if USPI or any of its sub licensees, in order to operate under or exploit the license granted under Article II of  in any country, must, in USPI’s or its sublicense’s reasonable judgment, make payments to one or more third parties to obtain a license or similar right under a patent or other technology in the absence of which Licensed Products could not legally be developed, manufactured, used, marketed or sold in such country, such third party payments shall reduce and be set off against the royalty payments or sublicense fees otherwise due to Tamir in such country. Any payments by USPI or any of its sub licensees to one or more third parties to obtain a license or similar right under a patent or other technology pertaining to a pharmaceutical formulation being delivered by Licensed Products shall not reduce or be set off against the royalty payments or sublicense fees due to Tamir. During the course of negotiations between USPI or any of its sub licensees and such third party, Tamir shall render to USPI and Agent's sub licensees reasonable assistance as necessary for USPI or any of its sub licensees to secure such license or similar right. The negotiation and final terms of such license or similar right shall be in the sole discretion of USPI and its sub licensees.

(e) This Section states the entire responsibility of Tamir under this Agreement in the case of any claimed infringement or violation of any third party's rights or unauthorized use or misappropriation of any third party's technology.

Confidential Information

Treatment of Confidential Information.

Each Party hereto shall maintain the Confidential Information of the other party in confidence, and shall not disclose, divulge or otherwise communicate such Confidential Information to others, or use it for any purpose, except pursuant to, and in order to carry out, the terms and objectives of , and hereby agrees to exercise every reasonable precaution to prevent and restrain the unauthorized disclosure (except to the extent required to use or distribute Licensed Products) of such Confidential Information by any of its directors, officers, employees, consultants, subcontractors, sub licensees, or agents.

Release from Restrictions.

 The provisions of Section 6.1 shall not apply to any Confidential Information disclosed hereunder which:

(a)	was known or used by the receiving Party prior to its date of disclosure to the receiving Party, as evidenced by the prior written records of the receiving Party; or

(b)
either before or after the date of the disclosure to the receiving Party is lawfully disclosed to the receiving Party by sources other than the disclosing Party rightfully in possession of the Confidential Information; or

(c)
either before or after the date of the disclosure to the receiving Party becomes published or generally known to the public, other than through the sale of Licensed Products in the ordinary course, through no fault or omission on the part of the receiving Party or an affiliated party; or

(d)	is independently developed by or for the receiving Party without reference to or reliance upon the Confidential Information; or

(e)
is required to be disclosed by the receiving Party to comply with applicable laws, to defend or prosecute litigation or to comply with governmental regulations, provided that the receiving Party provides prior written notice of such disclosure to the other party and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure.

Termination

The Term.

 The Term shall remain in effect until terminated in accordance with the provisions of this Section, or by mutual agreement by the parties.

Termination for Breach.

USPI shall be entitled to terminate this Agreement by written notice to Tamir in the event that Tamir shall be in default of any of its obligations hereunder and shall fail to remedy any such default within 60 days after notice thereof by USPI. Tamir shall be entitled to terminate this Agreement by written notice to USPI in the event that USPI shall be in default of any of its obligations hereunder and shall fail to remedy any such default within 60 days after notice thereof by Tamir. Upon termination of this Agreement pursuant to this Section no Party shall be relieved of any obligations incurred prior to such termination.

Survival of Obligations.

Return of Confidential Information.

Notwithstanding any termination of this Agreement, the obligations of the Parties with respect to the protection and nondisclosure of Confidential Information and product liability indemnification, as well as any other provisions which by their nature are intended to survive any such termination, shall survive and continue to be enforceable. Upon any termination by USPI pursuant to the license granted in the License Agreement shall survive and shall be deemed full paid. Upon any termination of this Agreement each Party shall promptly return to each other Party all written Confidential Information, and all copies thereof, of such other Party.

Miscellaneous

Product Liability Indemnification.

The Party manufacturing the Licensed Products under this Agreement (the "Manufacturing Party" or "Indemnifying Party") shall defend the other Party (the "Indemnified Party") at the Manufacturing Party's cost and expense, and will indemnify and hold harmless the Indemnified Party, from and against any and all claims, losses, costs, damages, fees, or expenses arising out of or in connection with the manufacture or design of the Licensed Products (other than claims based on infringement or misappropriation), including, but not limited to, any actual or alleged injury, damage, death, or other consequence occurring to any legal or natural person or property, as a result, directly or indirectly, of the possession, use or consumption of any Licensed Products, claimed by reason of breach of warranty, negligence, product defect, or other similar cause of action, regardless of the form in which any such claim is made. The Party distributing the Licensed Products under this Agreement (the "Distributing Party" or "Indemnifying Party") shall defend the other Party (the "Indemnified Party") at the Distributing Party's cost and expense, and will indemnify and hold harmless the Indemnified Party, from and against any and all claims, losses, costs, damages, fees, or expenses arising out of or in connection with the commercialization, marketing or sale of the Licensed Products (other than claims based on infringement or misappropriation), including, but not limited to, any actual or alleged injury, damage, death, or other consequence occurring to any legal or natural person or property, as a result, directly or indirectly, of the possession, use or consumption of any Licensed Products, claimed by reason of breach of warranty, negligence, product defect or other similar cause of action, regardless of the form in which any such claim is made. In the event of any such claim against an Indemnified Party, such Indemnified Party shall promptly notify the Indemnifying Party in writing of the claim and the Indemnifying Party shall manage and control, at its sole expense, the defense of the claim and its settlement. The Indemnified Party shall cooperate with the Indemnifying Party and may, at its option and expense, be represented in any such action or proceeding. The Indemnifying Party shall not be liable for any litigation costs or expenses incurred by the Indemnified Party without the Indemnifying Party's written authorization.

Reports and Payments.

USPI shall deliver to Tamir within 30 days after the end of each calendar quarter a written report showing its computation of royalties and sublicense fees due under this Agreement for such calendar quarter. Simultaneously with the delivery of each such report, USPI shall tender payment of all amounts shown to be due thereon. The royalty payments and sublicense fees due on sales in currencies other than U.S. dollars shall be calculated using the appropriate exchange rate for such currency quoted by the Citibank foreign exchange desk on the close of business on the business day immediately preceding the date of such report. All amounts due under this Agreement shall be paid to Tamir in United States dollars (U.S. $) by wire transfer to an account in a United States bank designated by Tamir, or in such other form and/or manner as Tamir may reasonably request. During the term of this Agreement, Tamir shall have the right from time to time (not to exceed once during each calendar year) to have an independent certified public accountant inspect, during normal business hours, and upon reasonable advance notice (not less than 72 hours), such books, records and other supporting data of USPI as may be necessary to verify USPI’s computation of royalties and sublicense fees due under this Agreement.

Governing Law.

 shall be governed by and interpreted in accordance with the laws of the State of New Jersey.

Waiver.

The waiver by any Party of a breach or a default of any provision of this Agreement by any other Party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of a Party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any right, power or privilege by such Party.

Notices.

Any notice or other communication in connection with this Agreement must be in writing and if by mail, by certified mail, return receipt requested, and shall be effective when delivered to the addressee at the address listed below or such other address as the addressee shall have specified in a notice actually received by the addressor.

If to USPI:	If to Tamir:

Attn:	Attn:

No Agency.

 Nothing herein shall be deemed to constitute USPI, on the one hand, or Tamir, on the other hand, as the agent or representative of the other, or as joint venturers or partners for any purpose. Neither USPI, on the one hand, nor Tamir, on the other hand, shall be responsible for the acts or omissions of the other. No Party will have authority to speak for, represent or obligate the other Party in any way without prior written authority from such other Party.

Entire Agreement.

  and the Schedules hereto (which Schedules are deemed to be a part of the Agreement for all purposes) contain the full understanding of the Parties with respect to the subject matter hereof and supersede all prior understandings and writings relating thereto. No waiver, alteration or modification of any of the provisions hereof shall be binding unless made in writing and signed by the Parties.

Headings.

The headings contained in this Agreement are for convenience of reference only and shall not be considered in construing.

Severability.

In the event that any provision of the Agreement be held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected.

Assignment.

No Party to  may assign its rights or obligations hereunder without the prior written consent of each other Party; provided, however, that each Party may assign its rights and obligations hereunder without the prior written consent of the other Party in connection with the sale of all or substantially all of the business or assets of the assigning Party relating to the development, manufacture, use, or sale of Licensed Products.

Successors and Assigns.

 shall be binding upon and inure to the benefit of the Parties hereto and their successors and permitted assigns.

Counterparts.

 may be executed in any number of counterparts, each of which shall be deemed an original but all of such together shall constitute one and the same instrument.

Force Majeure.

No Party to  shall be responsible to the other Party for nonperformance or delay in performance of the terms or conditions of the Agreement due to acts of God, acts of governments, war, riots, strikes, accidents in transportation, or other causes beyond the reasonable control of such Party.

About Tamir Biotechnology, Inc.

Tamir Biotechnology (Formerly Alfacell Corporation) is the first company to advance a biopharmaceutical product candidate that works in a manner similar to RNA interference (RNAi)
through late-stage clinical trials. The product candidate, ONCONASE, is an RNase that overcomes the challenges of targeting RNA for therapeutic purposes while enabling the development of a new class of targeted therapies for cancer, virology, and other life-threatening diseases.  For more information, visit www.tamirbio.com.

About US Pharmacia International

USP is a dynamically developing company operating in healthcare industry on Central and Eastern European markets.

USP is an unquestionable leader in OTC segment of Polish pharmaceutical industry. Heretofore, the over-the-counter (OTC) products, with such leading brands like Apap, Ibuprom, Gripex, Acatar, Vigor, have the strongest position in the group. Also USP undertakes actions conductive to development of prescribed medicines (Rx) portfolio and develops it’s operations on foreign markets in regions of Central and Eastern Europe.

Safe Harbor

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect" or similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, uncertainties involved in the outcome of clinical trials for ONCONASE, the company's ability to secure necessary marketing approvals of ONCONASE from regulatory agencies, transitioning from concept to product, uncertainties involving the ability of the company to finance research and development activities, potential challenges to or violations of patents, dependence upon third-party vendors, and other risks discussed in the company's periodic filings with the Securities and Exchange Commission. By making these forward-looking statements, the company undertakes no obligation to update these statements for revisions or changes after the date of this release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAMIR BIOTECHNOLOGY, INC.

Date: December 15, 2011	By:	/s/ Charles Muniz
	Name:	Charles Muniz
	Title:	President, Chief Executive Officer and Chief Financial Officer